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                                                                    EXHIBIT 23.1







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 33-95704, No. 33-79960, and No. 333-41639 of Department 56, Inc. and
subsidiaries on Form S-8 of our report on the consolidated financial statements dated February 12, 1999, except for Note 4 thereto, as to which the date is March 19, 1999, and our report dated March 19, 1999 on the financial statement schedules, appearing in and incorporated by reference in this Annual Report on Form 10-K of Department 56, Inc. and subsidiaries for the year ended January 2, 1999.






Deloitte & Touche LLP
Minneapolis, Minnesota
March 31, 1999